AMENDMENT #4
TO
PARTICIPATION AGREEMENT

This Amendment is entered into on May 10, 2022, to that certain Participation Agreement dated November 28, 2007, as amended November 1, 2011, and July 19, 2021, among Principal Life Insurance Company, Principal National Life Insurance Company, Van Eck VIP Trust (formerly known as Van Eck Worldwide Insurance Trust), Van Eck Securities Corporation and Van Eck Associates Corporation.

WHEREAS, the parties to the Participation Agreement wish to amend and restate Schedule B;

NOW, THEREFORE, in consideration of the mutual promises herein, the undersigned agree as follows:

1.Schedule B to the Participation Agreement shall be amended and restated as shown on the attached Schedule B, which is included herein by reference..

2.Except as expressly modified hereby, all other term and conditions of the Participation Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date first above written.

PRINCIPAL NATIONAL LIFE INSURANCE COMPANY

By: /s/ Todd A. Jones
Name: Todd A. Jones
Title: Asst. Director Product Management

PRINCIPAL LIFE INSURANCE COMPANY

By: /s/ Todd A. Jones
Name: Todd A. Jones
Title: Asst. Director Product Management

VAN ECK VIP TRUST (formerly VAN ECK WORLDWIDE
INSURANCE TRUST)

By: /s/ Laura Hamilton
Name: Laura Hamilton
Title: Vice President

VAN ECK SECURITIES CORPORATION

By: /s/ Laura Hamilton
Name: Laura Hamilton
Title: Assistant Vice President
VAN ECK ASSOCIATES CORPORATION

By: /s/ Laura Hamilton
Name: Laura Hamilton
Title: Assistant Vice President

Schedule B

VanEck VIP Emerging Markets Bond Fund Initial Class
VanEck VIP Emerging Markets Fund Initial Class
VanEck VIP Emerging Markets Fund-S Class
VanEck VIP Global Gold Fund-S Class
VanEck VIP Global Resources Fund Initial Class
VanEck VIP Global Resources Fund-S Class